EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	LRapier@ashfordinc.com	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES DETAILS FOR
REVERSE STOCK SPLIT

DALLAS – October 15, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that its Board of Directors unanimously approved a reverse split of the Company’s common stock at a ratio of 1-for-10.

As of the effective date of the reverse split, each share of the Company’s issued and outstanding common stock and equivalents will be converted into 1/10th of a share of the Company’s common stock. The reverse stock split will become effective as of the close of business on October 25, 2024 and the common stock is anticipated to commence trading on the New York Stock Exchange (the “NYSE”) on October 28, 2024 on the split-adjusted basis. The foregoing actions have been duly approved by the Company’s Board of Directors pursuant to the Maryland General Corporation Law and no stockholder approval is required.

As a result of the reverse stock split, the number of outstanding shares of common stock will be reduced from approximately 54.6 million shares to approximately 5.5 million shares. The Company will not issue fractional shares. Instead, any fractional shares resulting from the reverse stock split will be rounded down to the nearest full share, sold in the open market and the proceeds from such sales will be distributed to the applicable stockholder in cash. In addition, the common stock will trade under a new CUSIP number. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of shares of the Company's common stock, except for minor changes resulting from the payment of cash for fractional shares. Ashford Trust’s stockholders should contact their broker or Ashford Trust’s transfer agent, Computershare, at (800) 546-5141, for any necessary assistance relating to the reverse stock split.

The purpose of the reverse stock split is to raise the per share trading price of the Company’s common stock to regain compliance with the minimum $1.00 continued listing requirement for the listing of its common stock on the NYSE. The Company also intends to effect a reverse split of the partnership units of Ashford Hospitality Limited Partnership the Company’s operating partnership (“Ashford Trust OP”), at a ratio of 1-for-10, effective October 25, 2024. As a result of such reverse split, the number of outstanding partnership units of Ashford Trust OP will be reduced from approximately 2.1 million units to approximately 0.2 million units.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; the impact of technology on our operations and business; the risk that noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company's common stock; and the Company's ability to regain compliance with the NYSE continued listing standards. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.

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